EXHIBIT 2.1
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                  AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is entered into on this 10th day of April, 2000 by and between USARADIO.COM, INC., a Colorado corporation ("USARadio-Colorado") and USARADIO.COM, INC., a Delaware corporation (hereinafter referred to as "USARadio-Delaware").

                            RECITALS:

     WHEREAS, USARadio-Colorado is a corporation duly organized and existing under the laws of the State of Colorado;

     WHEREAS, USARadio-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date hereof, the authorized capital of USARadio-Colorado consists of Twenty Million (20,000,000) shares of common stock, no par value per share ("USARadio-Colorado
Common Stock"), of which 13,516,720 shares are issued and outstanding;

     WHEREAS, on the date hereof, the authorized capital of USARadio-Delaware consists of (A) Thirty Million (30,000,000) shares of common stock, par value $.001 per share ("USARadio-Delaware Common Stock"), of which 100 shares are issued and outstanding and (B) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of USARadio-Colorado and USARadio-Delaware have determined that it is advisable and in the best interests of each such corporation that USARadio-Colorado merge with and into USARadio-Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of USARadio-Colorado in the State of Delaware, and the respective Boards of Directors of USARadio-Colorado and USARadio-Delaware have, by resolutions duly adopted, approved and adopted this Merger Agreement; and

     WHEREAS, the parties intend by this Merger Agreement to effect a "reorganization" under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                           AGREEMENTS:

     A. Merger. At the Effective Time (as hereinafter defined), USARadio-Colorado shall be merged with and into USARadio-Delaware (the "Merger"). USARadio-Delaware shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the separate corporate existence of USARadio-Colorado shall cease. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Colorado. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

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     B.    Governing Documents.

          1. The Certificate of Incorporation of USARadio-Delaware as it may be amended or restated subject to applicable law, and as in effect immediately prior to the Effective Time, shall constitute the Certificate of Incorporation of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          2. The Bylaws of USARadio-Delaware as in effect immediately prior to the Effective Time shall constitute the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     C. Officers and Directors. The persons who are officers and directors of USARadio-Colorado immediately prior to the Effective
Time shall, after the Effective Time, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and applicable law.

     D. Rights, Privileges, Etc. At the Effective Time, the separate corporate existence of USARadio-Colorado shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of USARadio-Colorado; and all the rights, privileges, powers and franchises of USARadio-Colorado on whatever account, as well for share subscriptions and all other things in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as the same were of USARadio-Colorado, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger, but all rights of creditor and liens upon any property of USARadio-Colorado shall be reserved unimpaired, and all debts, liabilities and duties of USARadio-Colorado shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; provided, however, that such liens upon property of USARadio-Colorado will be limited to the property affected thereby immediately prior to the Merger. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of USARadio-Colorado, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation, its stockholders, Board of Directors and committees thereof, respectively, and shall be as effective and binding thereon a the same were with respect to USARadio-Colorado.

     E. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          1. Each share of USARadio-Colorado Common Stock outstanding immediately prior to the Effective Time shall, except as provided in Section 8 hereof, be converted into, and shall become, one fully paid and nonassessable share of USARadio-Delaware Common Stock.

          2. Each share of USARadio-Colorado Common Stock held in the treasury of USARadio-Colorado immediately prior to the Effective Time shall be automatically converted into one share of USARadio-Delaware Common Stock, which shares shall continue to be retained and held by USARadio-Delaware in the treasury thereof.

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          3.    Each option, warrant, purchase right, convertible debt
     instrument or other security of USARadio-Colorado issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be an identical security of USARadio-Delaware, and the same number of shares of USARadio-Delaware Common Stock shall be reserved for purposes of the exercise of such option, warrant, purchase right, convertible debt instrument or other securities as is equal to the number of shares of USARadio-Colorado Common Stock so reserved at the Effective Time.

          4. Each share of USARadio-Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made with respect thereto, and such shares shall resume the status of unauthorized and unissued shares of USARadio-Delaware Common Stock.

     F. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of USARadio-Colorado Common
Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, USARadio-Delaware Common Stock into which the shares of USARadio-Colorado Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of USARadio-Colorado or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of USARadio-Delaware Common Stock evidenced by such outstanding certificate as above provided.

     G. Employee Benefit Plans. As of the Effective Time, the Surviving Corporation hereby assumes all obligations of USARadio-Colorado under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     H.    Dissenting Stockholders.

          1. Notwithstanding the provisions of Section 5.a. hereof, any outstanding shares of USARadio-Colorado Common Stock held by a stockholder who shall have elected to dissent from the Merger and who shall have exercised and perfected his right to dissent with respect to such shares in accordance with Article 113 of the Colorado Business Corporation Act (a "Dissenting Stockholder") shall not be converted into shares of USARadio-Delaware Common
     Stock as a result of the Merger, but such Dissenting Stockholders shall be entitled to receive in lieu thereof only such consideration as shall be provided in such Article 113, except that shares of USARadio-Colorado Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in such Article 113 shall be deemed converted, as of the Effective Time, into such number of shares of USARadio-Colorado Common Stock as such holder otherwise would have been entitled to receive as a result of the Merger.

          2. USARadio-Delaware hereby agrees that it may be served with process in the State of Colorado in any proceeding to enforce any obligation or the rights of a Dissenting Stockholder arising from the Merger. USARadio-Delaware appoints the Secretary of State of Colorado as its agent to accept service of process for any such proceeding and a copy of such process shall be

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          mailed by the Secretary of State of the State of Colorado to
     USARadio-Delaware at 2290 Springlake Road, Suite 107, Dallas, Texas 75234, Attention: Corporate Secretary.

     I. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     J. Amendment. Subject to applicable law and subject to the rights of USARadio-Colorado's stockholders further to approve any amendment which would have a material adverse effect on such stockholders, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     K. Deferral or Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either USARadio-Colorado or USARadio-Delaware or both, notwithstanding approval of this Merger Agreement by the stockholders of USARadio-Colorado or the stockholders of USARadio-Delaware, or both, if circumstances arise which, in the opinion of the Board of Directors of USARadio-Colorado or USARadio-Delaware, make the Merger inadvisable or such deferral of the time of consummation thereof advisable.

     L. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall constitute an original document but all of which together shall constitute one and the same Agreement.

     M. Further Assurances. From time to time, as and when required or requested by either USARadio-Colorado or USARadio-Delaware, as applicable, or by its respective successors and assigns, there shall be executed and delivered on behalf of the other corporation, or by its respective successors and assigns, such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchise and authority of USARadio-Colorado and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of each corporation are fully authorized in the name and on behalf of such corporation or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

     IN WITNESS WHEREOF, USARadio-Colorado and USARadio-Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers and delivered this 10th day of April, 2000.


                              USARadio.com, Inc.
                              a Colorado corporation


                                 /s/ MARK MADDOUX
                              ---------------------------
                              By: Mark Maddoux
                              Its: Vice President


                              USARadio.com, Inc.
                              a Delaware corporation


                                 /s/ ROBERT MARLIN MADDOUX
                              -----------------------------
                              By: Robert Marlin Maddoux
                              Its: President


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